UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 21, 2008 (February 18, 2008)

TERRESTAR CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33546	93-0976127
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12010 Sunset Hills Road, 9th Floor	20190
Reston, VA	(Zip Code)
(Address of Principal
Executive Offices)

Registrant’s telephone number, including area code:  703-483-7800

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02         Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On February 20, 2008, TerreStar Corporation (the “Company”) and its Audit Committee concluded that the consolidated financial statements of the Company for the year ended December 31, 2006 and the quarters ended September 30, 2006, March 31, 2007, June 30, 2007 and September 30, 2007, will need to be restated for the correction of errors resulting from its historical accounting associated with the Exchange Agreement (the “MSV Exchange Agreement”) with SkyTerra Communications, Inc. (“SkyTerra”), which was entered into on May 6, 2006 and consummated on September 25, 2006.

Under the MSV Exchange Agreement, the Company agreed to exchange all of its shares of common stock of Mobile Satellite Ventures GP Inc. (“MSV GP”) and all of its limited partnership interests of Mobile Satellite Ventures LP (“MSV”) for approximately 44.3 million shares of non-voting common stock of SkyTerra in one or more closings pursuant to the MSV Exchange Agreement.  As part of the exchange, the Company agreed to use its commercially reasonable efforts to distribute 25.5 million SkyTerra shares to its common stockholders. To date, the Company has been unable to distribute these shares to its stockholders because of questions surrounding its Series A Cumulative Convertible Preferred Stock (the “Series A Preferred”).  Until such time as the Series A Preferred is no longer outstanding or questions regarding the Series A Preferred have been resolved, the Company is unable to pay the Dividend.  These facts have previously been disclosed in the Company’s public filings referred to above.  After discussions with the Company’s Audit Committee, external auditors and the staff (the “Staff”) of the Securities and Exchange Commission, the Company determined that it should have recorded a liability for this dividend as of September 30, 2006 and shall continue to record this liability until such time as the Company is able to distribute these shares to its common stockholders.

In addition, the Company also determined, and the Audit Committee approved, that it should have used the historical cost basis of its interests in MSV and MSV GP immediately preceding the exchange to record its Investment in SkyTerra as of September 30, 2006.  The Company’s historical accounting recognized a gain on the exchange which was subsequently written down to below its cost basis as a result of other than temporary impairment charges associated with this investment.

The Company further concluded, and the Audit Committee approved, that (i) the previously filed annual consolidated financial statements for the year ended December 31, 2006 included in the Company’s Annual Report of Form 10-K for the year ended December 31, 2006; (ii) the related reports of its independent registered public accountant; and (iii) the interim condensed consolidated financial statements for the quarters ended September 30, 2006, March 31, 2007, June 30, 2007 and September 30, 2007 included in the Company’s Quarterly Reports on From 10-Q, should no longer be relied upon.  The Company does not anticipate any delay in filing its annual report on form 10-K for the year ended December 31, 2007, and expects to correct the errors in its historical accounting noted above in this filing.

The Company has discussed the matters disclosed in this Current Report on Form 8-K with Friedman LLP, the Company’s registered independent public accounting firm.

The inclusion of any statement in this Current Report on Form 8-K does not constitute an admission by the Company or any other person that the events or circumstances described in such statement are material.

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 14, 2008, the Board of Directors (the “Board”) of TerreStar Corporation, a Delaware corporation (the “Company”), expanded the size of the Board from five to eight members and appointed Eugene I. Davis, Dean Olmstead and David J. Rayner to fill the newly-created seats.  Messrs. Davis, Olmstead and Rayner may be elected to serve on committees of the Board that will be determined at a later date.

As previously disclosed in TerreStar’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 8, 2008 (the “February 8-K”), on February 5, 2008, the Company, and its subsidiary, TerreStar Networks Inc. (“TerreStar”), entered into a Master Investment Agreement (the “EchoStar Investment Agreement”), dated February 5, 2008, with EchoStar Corporation (“EchoStar”), and a Master Investment Agreement (the “Harbinger Investment Agreement”), dated February 5, 2008, with certain affiliates of Harbinger Capital Partners (“Harbinger”).  Pursuant to the EchoStar Investment Agreement and Harbinger Investment Agreement, EchoStar and Harbinger each have the right to nominate up to two members of the Board.  Messrs. Olmstead and Rayner, currently President, Satellite Services, and Chief Administrative Officer, respectively, of EchoStar, were nominated to serve on the Board by EchoStar.  Mr. Davis was nominated to serve on the Board by Harbinger.  Mr. Davis currently serves as Chairman and Chief Executive Officer of Pirinate Consulting Group LLC.  Harbinger also named William Freeman, a current director, as its second appointee. Messrs. Olmstead, Rayner and Davis were also appointed as members of the board of directors of TerreStar (the “TerreStar Board”) and David Andonian has resigned from the TerreStar Board.

As disclosed in further detail in the February 8-K, the EchoStar Investment Agreement provides for, among other things, (i) the purchase by EchoStar of $50 million of 15.0% Senior Secured PIK Notes due 2014 (the “Secured PIK Notes”) under TerreStar’s existing high-yield indenture, (ii) the purchase by EchoStar of $50 million of TerreStar’s newly issued 6.5% Senior Exchangeable PIK Notes due 2014, exchangeable for the Company’s common stock, par value $0.01 per share (the “Common Stock”), at a conversion price of $5.57 per share (the “Exchangeable Notes”) and (iii) a commitment to lend $50 million to TerreStar pursuant to the Credit Agreement (as defined below).

The Harbinger Investment Agreement provides for, among other things, (i) purchase by Harbinger of $50 million of Exchangeable Notes and (ii) a commitment to lend $50 million to TerreStar pursuant to the Credit Agreement.

On February 7, 2008, in connection with the issuance of Secured PIK Notes to EchoStar, TerreStar entered into the First Supplemental Indenture, dated February 7, 2008, among TerreStar, certain guarantors party thereto and U.S. Bank National Association, as trustee, providing for additional subsidiary guarantees, and the Second Supplemental Indenture, dated February 7, 2008, between TerreStar and U.S. Bank National Association, as trustee, providing that the Secured PIK Notes issued to EchoStar constitute additional notes under the indenture.

On February 7, 2008, in connection with the Exchangeable Notes, the Company, TerreStar and U.S. Bank National Association, as trustee, entered into the Exchangeable Notes Indenture dated February 7, 2008 (the “Indenture”). Under the Indenture, TerreStar may issue up to $150 million aggregate principal amount of Exchangeable Notes.

The Exchangeable Notes bear interest at a rate of 6.5% per annum and will mature on June 15, 2014. Interest on the Exchangeable Notes is payable quarterly, payable in kind through March 15, 2011 and thereafter payable in cash. Such interest rate will be increased by 1% from March 1, 2008 until the necessary shareholder approvals are effective if the Company does not submit an information statement in connection with obtaining shareholder approval to the SEC on or prior to February 29, 2008 and by 1% from May 1, 2008 until the necessary shareholder approvals are effective if the Company does not submit an information statement in connection with obtaining shareholder approval to the shareholders on or prior to April 30, 2008.

As disclosed in further detail in the February 8-K, on February 5, 2008, EchoStar, the Company and TerreStar also entered into a Spectrum Agreement, dated February 5, 2008, which provides for the lease to TerreStar of EchoStar’s current holdings of 1.4 GHz spectrum with an option to acquire the special purpose company through which EchoStar holds these licenses in exchange for the issuance of 30 million shares of Common Stock.

In addition, on February 5, 2008, Harbinger and the Company entered into a Spectrum Contribution Agreement, dated February 5, 2008, which provides that, following the approval of the Company’s stockholders, Harbinger will assign to the Company its rights to the 1.4 GHz spectrum with an option to purchase these licenses in exchange for the issuance of 1.2 million of the Company’s Series E Junior Participating Preferred Stock, par value $0.01 per share, convertible into 30 million shares of Common Stock.

In addition to TerreStar stockholder approval, the spectrum transactions will also be subject to certain government approvals.

As previously disclosed in the February 8-K, on February 5, 2008, TerreStar entered into a $100,000,000 Purchase Money Credit Agreement (the “Credit Agreement”), dated February 5, 2008, among TerreStar, as the borrower, the guarantors party thereto from time to time, U.S. Bank National Association, as collateral agent, and Harbinger and EchoStar, as lenders.

The Credit Agreement has a maturity date of the earlier to occur of February 5, 2013 and July 23, 2008, if the necessary shareholder approvals are not effective prior to such date.  Amounts outstanding under the Credit Agreement will bear interest at a rate of 14% per annum. Such interest rate will be increased by 1% from March 1, 2008 until the necessary shareholder approvals are effective if the Company does not submit an information statement in connection with obtaining shareholder approval to the SEC on or prior to February 29, 2008 and by 1% from May 1, 2008 until the necessary shareholder approvals are effective if the Company does not submit an information statement in connection with obtaining shareholder approval to the shareholders on or prior to April 30, 2008.

Due to their employment with EchoStar, Messrs. Olmstead and Rayner may be deemed to have an interest in the transactions with EchoStar described in this Current Report on Form 8-K.

For further information on the transactions described in this Current Report on Form 8-K, please see the February 8-K.

Item 7.01 - Regulation FD Disclosure.

On February 21, 2008, TerreStar issued a press release, a copy of which is attached hereto as Exhibit 99.1. This item is furnished, not filed, pursuant to Regulation FD.

Item 9.01 – Financial Statements and Exhibits.

(d)           Exhibits

99.1         Press Release dated February 21, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRESTAR CORPORATION

	By:	/s/ Neil Hazard
Neil Hazard
Chief Financial Officer

Date: February 21, 2008